FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 4, 2006

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Todd Shipyards Corporation (NYSE:TOD) announced today its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific") was awarded a contract by Washington Group International/Alberici, a joint venture, under their contract with United States Army Corp of Engineers. Under the contract Todd Pacific is to construct and deliver one custom built barge ("Excavator Barge") to serve as a work platform for a deep digging excavator on the Ohio River. The Excavator Barge will be used in the construction of the Olmsted Dam, near Olmsted, Illinois. The barge will be 176 feet long with a maximum beam of 50 feet and will have a lightship weight of approximately 1087 long tons. The firm fixed priced contract award is $10,555,998. Work will be accomplished by the Todd Pacific workforce and selected subcontractors commencing in August 2006 with delivery at the Olmsted site scheduled for November 2007.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated August 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2006.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel